AMENDED AND RESTATED BYLAWS

                                       OF

                             SAC TECHNOLOGIES, INC.

                           --------------------------

                                 I. SHAREHOLDERS

                  1. REGULAR MEETINGS. The Corporation may hold a regular meeting of the Corporation's shareholders not more than once annually. In the event a regular meeting of the shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of all voting shares of the Corporation may demand, pursuant to Minnesota Statutes ss.302A.431, Subdivision 2, that a regular meeting be held. Notwithstanding the foregoing, the failure of the Corporation to hold a regular meeting in the absence of a demand by a shareholder or shareholders owning 3% or more of the voting shares of the Corporation to hold such a meeting, shall not affect the status of the directors or officers of the Corporation or the status of the Corporation to continue as an operating entity.

                  2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, Chief Financial Officer, two or more directors, or by one or more shareholders holding 10% or more of the voting power of the shareholders.

                  3. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Any written action may be taken in counterparts. The written action shall be effective on the date on which the required written authorization is obtained from the last such shareholder, unless a different effective date is provided in the written action.

                  4. MEETING OF ALL SHAREHOLDERS. In the event all the shareholders meet at any time and place, either within or outside the State of Minnesota, and consent to a holding of a meeting at such time and place, such meeting shall be valid without call or notice.

                  5. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order, or the holders of ten percent of the shares entitled to vote at a meeting shall demand, that voting be by secret ballot.

                  6. NOTICE OF MEETING. Written or printed notice stating the place, date, and hour of any meeting of the shareholders, shall be delivered personally or by first class mail to each shareholder entitled to vote at such meeting not less than ten (10) days before a regular meeting and three (3) days before a special meeting; and in either case, not more than sixty (60) days before the meeting. Notice of a special meeting of the shareholders shall also contain a statement of the purposes of the meeting. Notice shall be given by or at the direction of the Chief Executive Officer, or Secretary, or by such other officer, person or persons entitled to call the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at the address appearing on the records of the Corporation, with postage thereon prepaid. Notice may be waived before, during, or after any meeting by any shareholder. The waiver may be oral, written, or by attendance at the meeting; provided, however, that attendance at a meeting will not constitute a waiver of notice if the shareholder attends the meeting for the purpose of objecting to the meeting itself or, at the meeting, objects to the consideration of a particular item prior to the voting thereon.

                  7. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of such shares represented at the meeting may adjourn the meeting from time to time without notice other than by announcement at the meeting at the time of its adjournment. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  8. RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of the shareholders, or to receive payment of any dividend, or for any other purpose, the Board of Directors may fix in advance a date, such date being not less than ten (10) days prior to a regular meeting or three (3) days prior to a special meeting, and in either case, not more than sixty (60) days immediately preceding such meeting. If no record date is fixed, the record date shall be the date of the meeting or, in the case of a dividend, the effective date of the Board of Directors' resolution declaring the dividend.

                  9. VOTING OF SHARES. Each shareholder of record or such shareholder's legal proxy shall be entitled to one vote for each voting share standing in such shareholder's name as reflected on the stock transfer books of the Corporation as of the record date. Unless specifically provided otherwise in statute, the Articles of Incorporation or these Bylaws, all actions put to a vote of the shareholders shall be deemed approved by the affirmative vote of a majority of the outstanding shares.

                  10. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation at or before the time of the meeting. A proxy shall be valid for the period specified in the proxy or, if no expiration date is provided in the proxy, for a period not to exceed eleven (11) months from the date of its execution. A proxy's authority shall not be revoked by the death or dissolution of the maker unless, before the vote is cast and the authority exercised, written notice of such death or dissolution is given to the Corporation.

                  11. ORDER OF BUSINESS. The order of business at meetings of shareholders shall be (1) proof of due notice of meeting, or waiver of notice;
(2) determination of quorum; (3) election of directors, appointment of auditor, and/or such other business to be conducted; (4) reports of any officers or committees; and (5) adjournment. All meetings of the shareholders shall be conducted according to Robert's Rules of Order, latest version.

                  12. ADJOURNMENT. If any meeting of the shareholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at the time of its adjournment.

                                  II. DIRECTORS

                  1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors.

                  2. NUMBER AND TENURE. The initial Board of Directors shall be elected by the incorporator. Thereafter, the Board of Directors shall determine the number of directors which shall not be less than four (4) nor more than seven (7). Any newly created directorships shall be filled by the Board of Directors. Each director elected by the shareholders, and each director elected by the Board of Directors to fill a newly created directorship, shall serve an indefinite term not in excess of five (5) years until such director's successor is elected and qualified, or in the event classes have been determined, until the tenure for the class has been completed; provided, however, that in no event shall the tenure of any class of the Board of Directors exceed five (5) years. Notwithstanding the foregoing, a director's term shall expire upon death, resignation, removal or disqualification.

                  3. VACANCIES. Any vacancy occurring on the Board of Directors by reason of death, resignation, removal, disqualification, or otherwise, may be filled by the remaining directors though less than a quorum; provided, however, that vacancies on the Board resulting from any newly created directorships may only be filled by unanimous vote of the directors serving at the time of the increase. Each director so elected shall hold office until the next election for the class for which such director was chosen or until such director's successor is elected and qualified.

                  4. MEETINGS. Meetings of the Board of Directors shall be held as determined from time to time by a majority of the Board of Directors, or by or at the request of the Chief Executive Officer or any member.

                  5. NOTICE OF MEETINGS. Notice of any meeting shall be given at least three (3) days prior thereto by written notice stating the date, time, and place of the meeting and shall be delivered personally or mailed to each director at such director's last known address, or given by telephone, telegraph, or facsimile. If mailed, such notice shall be deemed to be delivered upon being deposited in the United States Mail so addressed, with postage thereon prepaid. A director may waive notice of any meeting before, during, or after the meeting and the waiver may be written, oral or by attendance. The attendance of a director at any meeting and participation therein shall constitute a waiver of notice of such meeting unless a director attends such meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and such director does not thereafter participate in the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting. No notice need be provided of any meeting which is adjourned and later reconvened other than by announcement at the meeting at which adjournment is taken.

                  6. TELEPHONIC MEETINGS. Any meeting of the Board of Directors may be held via telephonic communication and shall be subject to the provisions of these Amended and Restated Bylaws.

                  7. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business.

                  8. ACT OF BOARD. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided herein.

                  9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal shall constitute presence for purposes of determining the existence of a quorum for those issues for which written consent or opposition is given, but not for any other purpose.

                  10. ACTION WITHOUT MEETING. Any action which is required or may be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors; provided, however, that pursuant to the Articles of Incorporation, any action other than an action requiring shareholder approval may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Any written action may be taken in counterparts. Such written action shall be effective on the date when signed by the required number of directors, or such other effective date as set forth therein.

                  11. RESIGNATION. A member of the Board of Directors may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when it is given to the Corporation, unless the notice specifies a later time.

                  12. REMOVAL BY SHAREHOLDERS. Any one or all of the members of the Board of Directors may be removed at any time, with or without cause, by an affirmative vote of the holders of a majority of the voting power of the shares. This provision does not limit or restrict removal by any other means permitted by law.

                  13. REMOVAL BY DIRECTORS. Any one or more of the members of the Board of Directors may be removed at any time, with or without cause, by affirmative vote of a majority of the remaining members in accordance with the provisions of Minnesota Statute ss.302A.223. This provision does not limit or restrict removal by any other means permitted by law.

                  14. CHAIRPERSON OF THE BOARD. The members of the Board of Directors may elect from among them one of the members to be Chairperson of the Board who, if elected, shall preside at all meetings of the Board of Directors and of the shareholders. The Chairperson is subject to the control of the Board of Directors, may be removed by the Board of Directors, and must perform the duties that are assigned by the Board of Directors.

                  15. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, consultants, or otherwise. By resolution by the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.

                  16. PRESUMPTION OF ASSENT. For purposes of any liability as a director, a director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

                           a. Such director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not thereafter participate in the meeting;

                           b. Such director votes against the action at the meeting; or

                           c. Such director is prohibited from voting at the meeting due to a conflict of interest.

                  17. ORDER OF BUSINESS. At the request of any member of the Board of Directors in attendance at any meeting, the order of business shall be
(1) calling of roll and determination of quorum; (2) proof of due notice of meeting, or waiver of notice; (3) reading and disposal of any unapproved minutes; (4) filling of any vacancies or expansion of number of board members;
(5) unfinished business; (6) new business; and (7) adjournment; and the meetings or debate on any issue brought before the Board of Directors shall be conducted in accordance with Robert's Rules of Order, latest revision.

                  18. COMMITTEES. The Board of Directors may establish committees of the Board of Directors having the authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent delegated by the Board of Directors. Committee members must be natural persons. A majority of the members of a committee shall be a quorum for the transaction of business. The provisions of this Article II provide for the conduct of committee meetings and members of committees to the same extent as they apply to the Board of Directors and the members of the Board of Directors.


                                 III. OFFICERS

                  1. NUMBER AND TENURE. The Corporation shall at all times have at least two officers: a Chief Executive Officer and a Chief Financial Officer. The Corporation may also have a President, a Chief Operating Officer, a Treasurer, one or more Vice Presidents, a Secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the Board of Directors. Each officer shall have the powers, rights, duties, and responsibilities described in these Bylaws or delegated pursuant to the procedures described in these Bylaws. Additional officers and the duties to be performed by each shall be as determined by the Board of Directors or, in the event the Board does not act, by the Chief Executive Officer. Any two or more offices may be held by the same person. Each officer shall hold office commencing on the date of his election or appointment and ending on the date such officer's successor is elected or appointed, or upon death, resignation, removal, or disqualification.

                  2. REMOVAL. Any officer or agent of the Corporation may be removed with or without cause at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer elected or appointed by the Board of Directors may be removed by a resolution approved by the affirmative vote of a majority of the directors present. An officer appointed by the Chief Executive Officer may also be removed by the Chief Executive Officer. Election or appointment of an officer shall not, by itself, create any contract rights in favor of the officer.

                  3. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled as provided in Article III, Section 1.

                  4. CHIEF EXECUTIVE OFFICER. In the absence of the Chairperson of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. The Chief Executive Officer may sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts, securities or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall act in a supervisory capacity as to the other officers of the Corporation and shall be responsible for the overall management of the business and the direction of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall maintain records of, and, whenever necessary, certify all proceedings of the Board of Directors and of the shareholders, unless a Secretary has been elected or appointed hereunder. The Chief Executive Officer shall perform any other duties prescribed by the Board of Directors.

                  5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or arrange for the maintaining of accurate financial records for the Corporation and deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors. The Chief Financial Officer shall disburse corporate funds, and issue checks and drafts in the name of the Corporation, as permitted by the Board of Directors, and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform any other duties prescribed by the Board of Directors or, in the event the Board of Directors does not otherwise designate, by the Chief Executive Officer.

                  6. PRESIDENT. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability to act, the President shall perform all duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall also be the Chief Operating Officer of the Corporation, and shall perform such duties as from time to time may be assigned by the Board of Directors or, in the event the Board of Directors does not otherwise designate, by the Chief Executive Officer. The President shall be elected by the Board of Directors or, in the event the Board of Directors does not act, may be appointed by the Chief Executive Officer.

                  7. VICE PRESIDENT. In the absence of the President or in the event of the President's inability to act, the Vice President (or if there be more than one Vice President, then the Vice Presidents in order designated, or in the absence of any designation, then in the order of their election or appointment) shall perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall be elected by the Board of Directors or, in the event the Board of Directors does not act, may be appointed by the Chief Executive Officer. The Vice Presidents shall perform such duties as from time to time may be assigned by the Board of Directors or, in the event the Board of Directors does not otherwise designate, by the Chief Executive Officer.

                  8. SECRETARY. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the Corporation's records; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or, in the event the Board of Directors does not otherwise designate, by the President. The Secretary shall be elected by the Board of Directors or, in the event the Board does not act, may be appointed by the President.

                  9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors or by agreement of the President and Treasurer if the Board of Directors fails to act. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                  10. RESIGNATION. An officer or agent may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when it is given to the Corporation, unless the resignation specifies Directors for a later effective date.

                  11. REMOVAL. An officer or agent may be removed at any time, with or without cause, by the Board of Directors, subject to the provisions of any employment agreements. The removal is without prejudice to any contract rights the officer may have.

                  12. VACANCIES. A vacancy in office because of death, resignation, removal, disqualification, or other cause may, and in the case of a vacancy in the office of the Chief Executive Officer or Chief Financial Officer must, be filled by the Board of Directors for the unexpired portion of the term.

                  13. DELEGATION. Any officer may, without the approval of the Board of Directors, delegate some or all powers and duties of his or her office to other persons provided such delegation is in writing.


                               IV. INDEMNIFICATION

                  1. INDEMNIFICATION. The Corporation shall be authorized to the fullest extent permitted by Minnesota Statutes, Section 302A.521, as it may be amended, to indemnify any person against expenses and liabilities arising by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any indemnified person in that person's official capacity against any liability asserted against that person and incurred by that person in such capacity whether or not the Corporation would have been required to indemnify the person against the liability under Section 1 of this Article.


                                    V. SHARES

                  1. CERTIFICATES. All shares of the Corporation's stock shall be certificated shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors or those actually used in the event the Board of Directors fails to act. Such certificates shall be signed by the Chief Executive Officer and the Chief Financial Officer or Secretary. All certificates for shares shall be consecutively numbered or otherwise identified, and shall state the name of the Corporation, that it is organized under the laws of Minnesota, the name of the person or entity to whom the shares are issued, the number and class of shares, and the designation of the series, if any, that the certificate represents. The name of the person or entity to whom the shares represented thereby issued with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled except in the case of a lost, destroyed, or mutilated certificate, in which case a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                  2. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made upon the books of the Corporation only by the shareholder of record thereof or by such shareholder's legal representative, who shall be required to furnish proper evidence of authority to transfer. Shares shall be reissued in the name of the transferee only upon the transfer on the books of the Corporation.


                              VI. OTHER PROVISIONS

                  1. DIVIDENDS. The Board of Directors may from time to time declare and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions authorized by the Board of Directors and not prohibited by law.

                  2. NOTICE AND PLACE OF MEETING. When any notice required or permitted to be given under the provisions of these Bylaws, the Articles of Incorporation, or Chapter 302A of the Minnesota Business Corporations Act fails to specify a location for a meeting, the location shall be deemed to be the principal executive office of the Corporation.

                  3. AMENDMENTS. These Bylaws may be altered, amended, or repealed and new bylaws may be adopted at any meeting of the Board of Directors of the Corporation by a majority vote of the directors present at the meeting subject to quorum requirements and to the statutory power of the shareholders to adopt, amend, or repeal bylaws adopted, amended, or repealed by the Board of Directors.

                  4. ARTICLES OF INCORPORATION CONTROLLING. In all respects, the Corporation's Amended and Restated Articles of Incorporation are controlling and shall have precedence over the provisions of these Amended and Restated Bylaws.


         These Bylaws were passed and adopted by the Board of Directors on April 24th, 1996.


                                                 /s/ Benedict A. Wittig
                                                 -------------------------------
                                                 Secretary